TFS FINANCIAL CORPORATION

INSIDER TRADING POLICY
and Guidelines with Respect to
Certain Transactions in Company Securities

The Need for A Policy Statement
It is illegal under federal securities laws for anyone to purchase or sell securities while aware of, or in possession of, material nonpublic information about TFS Financial Corporation (the “Company”) or companies with which the Company does business. It is also illegal to disclose that kind of information to others who then trade in the Company’s securities or the securities of our business partners. Insider trading violations are pursued vigorously by the SEC and the Department of Justice and violators are punished severely. The federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel.

The Company has adopted this Policy to prevent insider trading and to help Company personnel avoid the severe consequences associated with violations of the insider trading laws. The Policy also is intended to prevent the appearance of improper conduct on the part of anyone employed by or associated with the Company.

The Consequences
The consequences of an insider trading violation can be severe:

Traders and Tippers. Under the Insider Trading and Securities Fraud Enforcement Act of 1988, individuals trading on or tipping material nonpublic information are subject to the following penalties:

a.A civil penalty of up to three times the profit gained or loss avoided;

b.A criminal fine of up to $5,000,000 (no matter how small the profit gained or loss avoided); and

c.A jail term of up to 20 years.

An individual who tips information to a person who then trades is subject to the same penalties as the tippee, even if the individual did not trade and did not profit from the tippee’s trading.

Control Persons. The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, are subject to the following penalties:

a.A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the associate’s violation; and

b.A criminal penalty of up to $25,000,000.

The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.

Possible Disciplinary Action. Associates of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment.

Adopted 1/17/2007
Amended 8/31/2023

Applicability of Policy
This Policy provides guidelines to directors, officers, associates and consultants of the Company with respect to transactions in the Company’s securities and the use of material non- public information.

This Policy applies to all transactions in the Company’s securities, including shares of common stock, options for shares of common stock and any other securities the Company may issue from time to time, as well as to derivative securities relating to the Company’s common stock, whether or not issued by the Company, such as exchange-traded options. The Policy applies to all directors, officers, associates and consultants of the Company and its parent and subsidiaries (“Insiders”). In addition to Insiders, this Policy applies to members of Insiders’ immediate families, members of Insiders’ households and any person who receives material non- public information from any Insider. What constitutes material non-public information is discussed under “Definition of Material Non-Public Information.”

Statement of Policy
It is the policy of the Company that no Insider who is aware of material non-public information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends. In addition, it is the policy of the Company that no Insider who, in the course of working for the Company, learns of material non-public information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

Specific Policies Applicable to All Insiders
1.Trading on Material Non-Public Information. No Insider, and no member of the immediate family or household of any Insider, shall engage in any transaction involving a purchase or sale of the Company’s securities, including any offer to purchase or offer to sell, during any period when he or she is in possession of or aware of material non-public information concerning the Company.

2.Tipping. No Insider shall disclose (“tip”) material non-public information to any other person (including family members). No Insider shall make recommendations or express opinions to others on the basis of material non-public information as to trading in the Company’s securities.

3.Short Selling. No Insider shall sell short the Company’s stock at any time.

4.Confidentiality of Non-Public Information. Non-public information relating to the Company is the property of the Company and the unauthorized disclosure of such information is prohibited.

Specific Policies Applicable to All Officers and Directors
1.Hedging of Company Stock Holdings. The Board of Directors and all officers of the Company are prohibited from hedging their ownership in Company stock or otherwise protecting against a

Adopted 1/17/2007
Amended 8/31/2023

share price decline, including, but not limited to, trading in exchange or non-exchange- traded options, puts, calls or other derivative instruments related to Company stock.

2.Pledging of Company Stock Holdings. The Board of Directors and all officers of the Company are prohibited from pledging, assigning, transferring, or otherwise granting a security interest in Company stock to another party for purposes of providing collateral security for the payment of any obligations, liabilities or indebtedness.

Guidelines Applicable to Officers and Certain Associates and Consultants
The guidelines regarding a trading window, the preclearance of trades and broker interface procedures set forth in paragraphs 1, 2 and 3 below, respectively, are applicable to all the persons listed on Exhibit A attached hereto. This includes directors and officers of the Company as well as those other associates and consultants who are reasonably likely to have access to material non-public information in the regular course of their duties. The persons to whom such policies are applicable may be changed by the Company from time to time as circumstances require.

1.Trading Window. The period beginning the last calendar month of each quarter and ending two trading days (meaning a day when the NASDAQ is open for trading) after the Company’s public release of earnings for that quarter is a particularly sensitive period of time for transactions in the Company’s securities from the perspective of compliance with applicable securities laws. Accordingly, the Company has designated a “Trading Window” period commencing at the opening of business on the third Trading Day following the date of public disclosure of the Company’s financial results for a particular fiscal quarter or year and ending on the close of business on the 15th day of December, March, June and September each year. Each Insider listed on Exhibit A, which includes those associates who are reasonably likely to have access to material non-public information in the regular course of their duties, is prohibited from conducting transactions involving the purchase or sale of the Company’s securities other than during the Trading Window. The safest period for trading in the Company’s securities, assuming the absence of material non-public information, is generally the first ten days of the Trading Window.

The Company may also require the suspension of trading in the Company’s securities by other persons or at other times because of developments known to the Company and not yet disclosed to the public. In such event, such persons should not engage in any transaction involving the purchase or sale of the Company’s securities during such period and should not disclose to others the fact of such suspension of trading.

The purpose behind the Company’s self-imposed Trading Window period is to avoid any illegal transactions. Even during the Trading Window, any person in possession of material non- public information concerning the Company is prohibited from engaging in any transactions in the Company’s securities. Trading in the Company’s securities during the Trading Window should not be considered a “safe harbor.”

2.Preclearance of Trades. All persons listed on Exhibit A to this Policy may trade in the Company’s securities, even during the Trading Window, only upon complying with the Company’s “preclearance” process. Each such Insider must contact the Company’s Chief Financial Officer, Chief Accounting Officer or designated Accounting Manager for preclearance at least two business days prior to commencing any trade in the Company’s securities. At that time, the Insider must indicate whether he or she has affected any opposite way transaction (i.e., a purchase if the trade to take place is a sale and vice-versa) within the past six months.

If that Insider receives pre-clearance for a trade, he or she may buy or sell the securities within two business days after clearance is granted, but only if he or she is not aware of material nonpublic

Adopted 1/17/2007
Amended 8/31/2023

information. If for any reason the trade is not completed within two business days, pre-clearance must be obtained again before securities may be traded.

If, after requesting pre-clearance, that Insider is advised that he or she may not trade in the Company’s securities, he or she may not engage in any trade of any type under any circumstances, nor may he or she inform anyone that he or she has been advised that he or she may not trade. An Insider may reapply for pre-clearance at a later date when trading restrictions may no longer be applicable.

After the Insider has completed a trade in the Company’s securities, he or she must immediately fill out the form attached as Exhibit B and send the completed form to the Company’s Chief Financial Officer, Chief Accounting Officer or Accounting Manager.

3.Broker Interface Procedures. The reporting of transactions under Section 16(a) of the Securities Exchange Act of 1934 requires a tight interface with brokers handling transactions for Insiders. A knowledgeable, alert broker can act as a gatekeeper, helping ensure compliance with our preclearance procedures and helping prevent inadvertent violations.

All persons listed on Exhibit A, and their brokers who may handle transactions in Company securities, must sign the Broker Instruction/Representation Form attached as Exhibit C, which imposes two requirements on a broker handling transaction in the Company’s securities on behalf of an Insider:

a.Not to enter any order (except for orders under a pre-approved SEC Rule 10b5-1 plan) without:

i.First verifying with the Company that the transaction was precleared; and

ii.Complying with the brokerage firm’s compliance procedures (e.g., Rule 144).

b.To report immediately to the Company via:

i.Telephone; and

ii.In writing (via e-mail or fax) the details of every transaction on behalf of an Insider involving the Company’s securities, including gifts, transfers, pledges, and all SEC Rule 10b5-1 transactions.

Applicability of Policy to Inside Information Regarding Other Companies
This Policy and the guidelines described herein also apply to material non-public information relating to other companies, including the Company’s customers, vendors or suppliers (“business partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. Civil and criminal penalties, and termination of employment, may result from trading on such inside information. All Insiders should treat material non-public information about the Company’s business partners with the same care required with respect to information related directly to the Company.

SEC Rule 10b5-1 Trading Plans
A Director or Officer may not implement a trading plan under SEC Rule 10b5-1 at any time without prior clearance. Any such plan must meet all of the requirements of SEC Rule 10b5-1, including satisfaction of a cooling-off period and inclusion in the plan of certain certifications. A Director or Officer may only enter into a trading plan when they are not in possession of material inside information. In addition, a Director or Officer may not enter into a trading plan during a quarterly blackout period, a temporary blackout period or a pension fund blackout period. Once a trading plan is pre-cleared, trades made pursuant to the plan will not require additional pre-clearance, but only if the plan specifies the dates,

Adopted 1/17/2007
Amended 8/31/2023

prices and amounts of the contemplated trades or establishes a formula for determining dates, prices and amounts. The actual establishment of a trading plan must be reported to the Chief Financial Officer, the Chief Accounting Officer and the Accounting Manager so that the required public disclosure (including a description of the material terms of such trading plan) can be made in the Company’s SEC filings. Transactions made under a trading plan must then be promptly reported as described under “Preclearance of Trades,” above.

Definition of Material Non-Public Information
It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding buying, selling or holding the Company’s securities.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should be considered material. Examples of such information may include:

•Financial results
•Projections of future earnings or losses
•New product announcements of a significant nature
•News of a pending or proposed acquisition or merger
•Corporate partnerships or acquisitions
•News of the disposition of assets
•Impending bankruptcy or financial liquidity problems
•Gain or loss of a substantial customer
•Stock splits
•New equity or debt offerings
•Significant litigation exposure due to actual or threatened litigation
•Developments regarding a significant regulatory event or proceeding or an investigation by a government agency
•Cyber security matter
•Major changes in senior management
•Changes in dividend policy
•Significant pricing changes

Both positive and negative information may be considered material.

Non-public information is information that has not been previously disclosed to the general public and is otherwise not available to the general public.

Certain Exceptions
For purposes of this Policy, the exercise of stock options for cash under the Company’s stock option plans (but not the sale of any shares acquired upon exercise) are exempt from this Policy.

Inquiries
Please direct your questions as to any of the matters discussed in this Policy to the Company’s Chief Financial Officer, Chief Accounting Officer or Accounting Manager.

Adopted 1/17/2007
Amended 8/31/2023

Exhibit A

The following table sets forth the directors, officers, associates and consultants of the Company subject to the Trading Window.

Name Title

The List of names are maintained at the office of TFS Financial as follows:

Timothy W. Mulhern, Chief Financial Officer
TFS Financial Corporation 7007 Broadway Avenue
Cleveland, Ohio 44105

Adopted 1/17/2007
Amended 8/31/2023

Exhibit B

The following schedule only applies to directors, officers, associates and consultants subject to the Trading Window of the Company.

	Date of Transaction	Number of Shares	Price
Purchase of TFS Financial Corporation Shares
Sale of TFS Financial Corporation Shares
Exercise of TFS Financial Corporation Options
Insider Individual or Entity initiating trade

The above information should be faxed to the attention of Timothy W. Mulhern at Third Federal Savings & Loan at 216- 441-0055, or emailed to tim.mulhern@thirdfederal.com, IMMEDIATELY after the purchase and/or sale of TFS Financial Corporation Shares.

Adopted 1/17/2007
Amended 8/31/2023

Exhibit C

TFS FINANCIAL CORPORATION
BROKER INSTRUCTION/REPRESENTATION FORM

Date:

To: Timothy W. Mulhern, Chief Financial Officer
TFS Financial Corporation
7007 Broadway Avenue
Cleveland, Ohio 44105

Dear Mr. Mulhern:

brokerage firm represents , who we
understand is an officer, director or key associate of TFS Financial Corporation (“TFS”) subject to certain preclearance obligations under TFS’s Insider Trading Policy with respect to transactions in TFS securities.

We certify that we have read and understand TFS Insider Trading Policy.

We further certify that with respect to any transaction in TFS securities for the account of
, the firm will:

1.Not enter any order (except for orders under a pre-approved SEC Rule 10b5-1 plan) without:

a.first verifying with you (or with the Company’s Chief Accounting Officer, Susanne Miller, if you are unavailable) that the transaction was pre-cleared; and

b.if required, complying with the firm’s own compliance procedures (e.g., Rule 144)

AND

2.Report immediately to you (or to the Company’s Chief Accounting Officer if you are unavailable):

a.via telephone (216-441-6000); and

b.in writing via e-mail tim.mulhern@thirdfederal.com or susanne.miller@thirdfederal.com or fax (216-441-0055)

the details of every transaction involving TFS securities, including gifts, transfers, pledges, and all SEC Rule 10b5-1 transactions.

Adopted 1/17/2007
Amended 8/31/2023

Very truly yours,

Brokerage Firm

By:

Name:

Title:

Acknowledged and Accepted:

TFS Officer, Director or Key Associate	Timothy W. Mulhern

Adopted 1/17/2007
Amended 8/31/2023